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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors
Forest Oil Corporation


We consent to the incorporation by reference in the Registration Statement on Form S-3 of Forest Oil Corporation of our report dated February 12, 1997, relating to the consolidated balance sheets of Forest Oil Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K of Forest Oil Corporation, and to the reference to our firm under the heading "Experts" in the prospectus.
Our report refers to a change in the method of accounting for oil and gas sales in 1994.




                                       KPMG PEAT MARWICK LLP


Denver, Colorado
July 8, 1997













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